VIGNETTE TO ACQUIRE VIDEO PUBLISHING CAPABILITY

Acquisition of Vidavee to create a single unified interface for advanced rich media content

AUSTIN, Texas - April 9, 2008 - Vignette (NASDAQ: VIGN), a global leader in Web experience management and delivery, today announced it has entered into a definitive agreement to acquire Vidavee, a video Web services company that enables Web publishers to easily upload, share, analyze and monetize Internet video content. The strategic acquisition and integration of Vidavee's advanced video publishing technology will provide unique video management and publishing capabilities to help advertisers and publishers generate new traffic, improve customer engagement and increase revenues.

Under the terms of the agreement between Vignette and Vidavee, Vignette will pay approximately $6.6 million in cash for all outstanding shares of Vidavee.

"Video and user-generated content are a top priority for organizations wanting to improve their Web experience, and Vidavee has assembled one of the strongest video management offerings in the industry," said Mike Aviles, president and CEO of Vignette. "By adding video capabilities to our Web Experience Platform, we will be able to provide customers a powerful solution for engaging users across multiple mediums."

Vidavee leverages heat maps to help organizations analyze viewer interaction and enable these companies to improve impressions and drive additional revenues by taking the most popular sections of a video stream and dynamically inserting advertising and other rich content. Additional video tagging capabilities allow users to identify sections of interest from a video and share the content to increase views and attract additional users.

Upon completion of the acquisition, Vignette will immediately offer Vidavee's unique video publishing technologies through a Software as a Service (SaaS) model. The integration with Vignette's Digital Services Hub will provide organizations with a single unified framework for content monetization and delivery needs. By extending the integration to its Community product line, Vignette can offer customers additional features and support for creating and managing user-generated content.

Once the Vidavee integration is complete, Vignette will become one of the first vendors to provide enhanced capabilities to ingest, manage, transcode and deliver video and other Web content through a single workflow and user interface. With this acquisition, Vignette can deliver the unprecedented ability to use the same publishing platform for content, advanced video and other rich media.

"Video is a key component for organizations looking to reach an expanded audience, generate more traffic and increase user time spent on site," said Mark Brenner, CEO of Vidavee. "This acquisition breaks down the silos of video publishing and rich media management, giving organizations the ability, for the first time, to manage all their content from the same console."

About Vignette
Vignette helps organizations improve the way they connect online with their key audiences by providing software for building great online experiences and managing the content that fuels those experiences. Vignette pioneered the Web Content Management space more than a decade ago, and today our customers include some of the world's most prominent brands in virtually every industry. Vignette is headquartered in Austin, Texas with operations worldwide. Visit www.vignette.com.

FORWARD-LOOKING STATEMENTS
The statements contained in this press release regarding the Company's proposed acquisition of Vidavee, adding video capabilities to its Web Experience Platform and creating a single unified interface for advanced rich media content are forward-looking statements, reflecting management's current belief. These and other statements that are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to vary materially from historical results or those anticipated in such forward-looking statements. The proposed acquisition of Vidavee may not close for any of a variety of reasons set forth in the acquisition agreement including failure to meet the various closing conditions. The forward-looking statements are based on current information that is, by its nature, subject to change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by management's forward-looking statement. These risks and uncertainties include, but are not limited to: challenges associated with integrating an acquired company such as retention of the acquired company's employees; and challenges inherent to the integration and development of complex technologies such as video capabilities to our Web Experience Platform and implementation of new business models. These and other risk factors are more fully explained in the company's most recent annual report on Form 10-K, filed with the Securities and Exchange Commission on March 11, 2008. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Vignette and the V Logo are trademarks or registered trademarks of Vignette Corp. in the United States and other countries. All other names are the trademarks or registered trademarks of their respective companies.

For more information:

David Tishgart

Vignette Corp.

(512) 741-4871

david.tishgart@vignette.com